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                                                            Exhibits 5 and 23(e)

                                         November 29, 1995

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re:  NBD Bancorp, Inc.
         Post-Effective Amendment No. 1 on Form S-8
         to the Registration Statement on Form S-4


Ladies and Gentlemen:

    Reference is made to the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 relating to the First Chicago 1983 Stock Option Plan, the First Chicago Stock Incentive Plan, the Lake Shore Bancorp., Inc. Stock Incentive Plan, the First Chicago Employee Stock Purchase and Savings Plan and the First Chicago Savings Incentive Plan (collectively, the "Plans") concurrently being filed with the Securities and Exchange Commission (the "Registration Statement") pursuant to which the Company's common stock, $1 par value per share (the "Common Stock"), will be issued, or reserved for issuance, under the Plans pursuant to the merger of First Chicago Corporation with and into the Company (the "Merger") under the terms of the Agreement and Plan of Merger, dated as of July 11, 1995, as amended (the "Agreement").

    I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates of public officials, and other documents as I have deemed necessary or relevant as a basis for my opinion set forth herein.

    On the basis of the foregoing, it is my opinion that the shares of Common Stock offered as set forth in the Registration Statement and relevant Plan documents, when issued in accordance with their respective terms and the terms of the Agreement and the respective Plans, will be legally issued, fully paid and nonassessable.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name whenever it appears in such Registration Statement, including the applicable Prospectus constituting a part thereof, as originally filed or as subsequently amended.

                                         Very truly yours,

                                         /s/ Daniel T. Lis
                                         Daniel T. Lis, Esq.